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                                                                 EXHIBIT (a)(8)
                           [PRIMARK CORPORATION LOGO]

                          IMMEDIATE ATTENTION REQUIRED

                                                                    May 20, 1998

           Re: Primark Corporation 1992 Employee Stock Purchase Plan

Dear Stock Purchase Plan Participant:

     This letter is being sent to you because you are a participant in the Primark Corporation 1992 Employee Stock Purchase Plan (the "Stock Purchase Plan").

     There is a summary that describes the Stock Purchase Plan. Please refer to the summary for more information about the Stock Purchase Plan.

     Primark Corporation (the "Company") is inviting its shareholders to tender shares of the Company's common stock, without par value (the "Shares") (including the associated common stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of May 29, 1997 between the Company and BankBoston, N.A., as the Rights Agent), to the Company at prices not greater than $41.50 nor less than $34.00 per Share. The details of the invitation are described in the Company's Offer to Purchase, dated May 20, 1998 (the "Offer to Purchase"), and this letter (which together constitute the "Offer" for purposes of tendering Shares attributable to your Stock Purchase Plan account). Unless the context otherwise requires, all references to Shares shall include the associated Rights. Copies of the Offer to Purchase and certain related materials (excluding the Letter of Transmittal), which are being sent to the Company's shareholders generally, are enclosed for your review.

     The Letter of Transmittal referred to above and in the Offer to Purchase cannot be used to tender the Shares held in your Stock Purchase Plan account. The enclosed Direction Form is a substitute for the Letter of Transmittal and must be used to tender Shares held in your Stock Purchase Plan account.

     As a participant in the Stock Purchase Plan you may direct BankBoston, N.A. ("BankBoston") to tender Shares held in your Stock Purchase Plan account pursuant to the Offer.

     If you wish to direct BankBoston to tender all or part of the Shares held in your Stock Purchase Plan account, you must complete and return the enclosed Direction Form in accordance with the instructions specified on the Direction Form. Before deciding whether or not to tender your Shares, please carefully read the enclosed materials.

     YOUR DIRECTION WILL BE EFFECTIVE ONLY IF YOUR PROPERLY COMPLETED DIRECTION FORM IS RECEIVED BY BANKBOSTON AT ITS ADDRESS SET FORTH ON THE ENCLOSED RETURN ENVELOPE NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, JUNE 15, 1998. Direction Forms that are received after this deadline, and Direction Forms that are not properly completed, will not be accepted. Examples of improperly completed Direction Forms include Direction Forms that are not signed and Direction Forms that contain incorrect or incomplete information.

     Stock Purchase Plan participants who desire to tender Shares at more than one price must complete a separate Direction Form for each price at which Shares are tendered, provided that the same Shares cannot be tendered (unless properly withdrawn in accordance with the terms of the Offer) at more than one price. IN ORDER TO PROPERLY TENDER SHARES, ONE AND ONLY ONE BOX MUST BE CHECKED IN THE APPROPRIATE SECTION ON EACH DIRECTION FORM.
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     A tender of Shares pursuant to the Offer will include a tender of the associated Rights. No separate consideration will be paid for such Rights. For a description of the Rights, see Section 7 of the Offer to Purchase. Unless the context otherwise requires, all references to Shares shall include the associated Rights.

     If you direct BankBoston to tender any of the Shares held in your Stock Purchase Plan account, you must also either specify the price at which the Shares should be tendered or you may elect to accept the per Share purchase price resulting from the Dutch Auction tender process, which will result in receiving a price per Share as low as $34.00 or as high as $41.50.

     NONE OF THE COMPANY, ITS BOARD OF DIRECTORS, BANKBOSTON OR ANY OTHER PARTY MAKES ANY RECOMMENDATIONS AS TO WHETHER TO DIRECT THE TENDER OF SHARES, THE PRICE AT WHICH TO TENDER, OR WHETHER TO REFRAIN FROM DIRECTING THE TENDER OF SHARES. EACH PARTICIPANT MUST MAKE HIS OR HER OWN DECISION ON THESE MATTERS.

HOW THE OFFER WORKS

     The details of the Offer are described in the enclosed materials, which you should review carefully. However, in broad outline, the transaction will work as follows with respect to Stock Purchase Plan participants.

     - The Company has offered to purchase up to 4,000,000 of its Shares at a single per Share price not greater than $41.50 nor less than $34.00.

     - If you want any of the Shares held in your individual account under the Stock Purchase Plan sold on the terms and subject to the conditions of the Offer, you need to instruct BankBoston by completing the enclosed Direction Form and returning it in the enclosed return envelope.

     - You need to either specify on the Direction Form the per Share price (in multiples of $.125), which cannot be greater than $41.50 nor less than $34.00, at which you wish to tender the Shares held in your individual account under the Stock Purchase Plan or you may elect to accept the per Share purchase price resulting from the Dutch Auction tender process, which will result in receiving a price per Share as low as $34.00 or as high as $41.50.

     - The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Wednesday, June 17, 1998, unless the Company extends the Offer. ACCORDINGLY, IN ORDER FOR BANKBOSTON TO MAKE A TIMELY TENDER OFFER OF THE SHARES HELD IN YOUR INDIVIDUAL ACCOUNT UNDER THE STOCK PURCHASE PLAN, YOU MUST COMPLETE AND RETURN THE ENCLOSED DIRECTION FORM IN THE RETURN ENVELOPE SO THAT IT IS RECEIVED BY BANKBOSTON AT THE ADDRESS ON THE RETURN ENVELOPE NOT LATER THAN 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, JUNE 15, 1998, UNLESS EXTENDED.

     - After the expiration date of the Offer, the Company will determine the per Share purchase price (not greater than $41.50 nor less than $34.00) (the "Purchase Price"), that allows the Company to purchase 4,000,000 Shares (or such lesser number of Shares as is validly tendered and not withdrawn at prices not greater than $41.50 nor less than $34.00 per Share). The Purchase Price will be paid for all purchased Shares, even those Shares tendered at a lower price.

     - Unless the Offer is terminated or amended in accordance with its terms, the Company will then buy all of the Shares, up to 4,000,000, that were tendered at the Purchase Price or below. If there is an excess of Shares tendered over the exact number desired by the Company at the Purchase Price, Shares tendered pursuant to the Offer may be subject to proration as set forth in Section 1 of the Offer to Purchase. Participants who tender Shares at or below the Purchase Price will receive the same per Share Purchase Price for Shares accepted for purchase.

     - If you direct the tender of any Shares held in your individual account at a price in excess of the Purchase Price as finally determined, those Shares will not be purchased, and those Shares will remain held in individual account under the Stock Purchase Plan.

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

CHANGING YOUR INSTRUCTION TO BANKBOSTON

     As more fully described in Section 4 of the Offer to Purchase, tenders will be deemed irrevocable unless withdrawn by the dates specified therein. If you instruct BankBoston to tender Shares, and you subsequently decide to change your instructions, you may do so by sending a notice of withdrawal to BankBoston. The notice of withdrawal will be effective only if it is in writing and is received by BankBoston AT OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, JUNE 15, 1998, at the address set forth on the enclosed return envelope. Any notice of change of instruction to BankBoston must specify your name, your social security number, the number of Shares tendered, and the number of Shares to be withdrawn. Upon receipt of a timely written notice of change of instruction to BankBoston, previous instructions to tender with respect to such Shares will be deemed cancelled. If you later wish to retender Shares, you may call BankBoston at
(800) 730-6001 to obtain a new Direction Form. Any new Direction Form must be received by BankBoston AT OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, JUNE 15, 1998.

SHARES NOT HELD UNDER THE STOCK PURCHASE PLAN

     If you hold Shares directly, you will receive, under separate cover, tender offer materials directly from the Company, which can be used to tender such Shares directly to the Company. Those tender offer materials may not be used to direct BankBoston to tender or not tender the Shares held in your individual account under the Stock Purchase Plan. The direction to tender Shares held in your individual account under the Stock Purchase Plan may only be made in accordance with the procedures in this letter. If Shares are attributable to your individual account under the Savings Plan or the PSSOP (each as defined in the Offer to Purchase), you will receive, under separate cover, tender offer materials from Fidelity Management Trust Company ("Fidelity"), which can be used to direct Fidelity to tender such Shares to the Company.

FURTHER INFORMATION

     If you require additional information concerning the terms and conditions of the Offer, please call D.F. King & Co., Inc., the Information Agent, at (800) 290-6433. If you require additional information concerning the procedure to tender Shares attributable to your individual account under the Stock Purchase Plan, please contact BankBoston at (800) 730-6001.

                                          Sincerely,

                                          PRIMARK CORPORATION

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

                                 DIRECTION FORM

                            FOR PARTICIPANTS IN THE
             PRIMARK CORPORATION 1992 EMPLOYEE STOCK PURCHASE PLAN

             BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY THE ACCOMPANYING OFFER TO PURCHASE AND ALL OTHER ENCLOSED MATERIALS.

                                 DIRECTION FORM
            INSTRUCTIONS FOR TENDER OF SHARES OF PRIMARK CORPORATION

     Please tender to Primark Corporation (the "Company"), on behalf of the undersigned, the number of Shares indicated below held in the Primark Corporation 1992 Employee Stock Purchase Plan (the "Stock Purchase Plan"), which are beneficially owned by the undersigned and held by you under the Stock Purchase Plan, upon terms and subject to the conditions contained in the Offer to Purchase of the Company dated May 20, 1998, the receipt of which is acknowledged.

     Number of Shares to be tendered: _________________________________ Shares

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                              CHECK ONLY ONE BOX.
           IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED,
                      THERE IS NO PROPER TENDER OF SHARES.
--------------------------------------------------------------------------------

              SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

[ ] The undersigned wants to maximize the chance of having Primark Corporation purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the Dutch Auction tender process. This action will result in receiving a price per Share of as low as $34.00 or as high as $41.50.

                 ---------------------------------------------

                                       OR

                 ---------------------------------------------

               SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. A shareholder who desires to tender Shares at more than one price must complete a separate Direction Form for each price at which Shares are tendered. The same Shares cannot be tendered at more than one price.

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED:

[ ] $34.00   [ ] $35.00   [ ] $36.00   [ ] $37.00   [ ] $38.00   [ ] $39.00   [ ] $40.00   [ ] $41.00
[ ] $34.125  [ ] $35.125  [ ] $36.125  [ ] $37.125  [ ] $38.125  [ ] $39.125  [ ] $40.125  [ ] $41.125
[ ] $34.25   [ ] $35.25   [ ] $36.25   [ ] $37.25   [ ] $38.25   [ ] $39.25   [ ] $40.25   [ ] $41.25
[ ] $34.375  [ ] $35.375  [ ] $36.375  [ ] $37.375  [ ] $38.375  [ ] $39.375  [ ] $40.375  [ ] $41.375
[ ] $34.50   [ ] $35.50   [ ] $36.50   [ ] $37.50   [ ] $38.50   [ ] $39.50   [ ] $40.50   [ ] $41.50
[ ] $34.625  [ ] $35.625  [ ] $36.625  [ ] $37.625  [ ] $38.625  [ ] $39.625  [ ] $40.625
[ ] $34.75   [ ] $35.75   [ ] $36.75   [ ] $37.75   [ ] $38.75   [ ] $39.75   [ ] $40.75
[ ] $34.875  [ ] $35.875  [ ] $36.875  [ ] $37.875  [ ] $38.875  [ ] $39.875  [ ] $40.875


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

                                    ODD LOTS

     [ ] By checking this box the undersigned represents that the undersigned owned, beneficially or of record, as of the close of business on May 19, 1998, an aggregate of fewer than 100 Shares (excluding Shares attributable to individual accounts under the Savings Plan and the PSSOP, but including Shares attributable to individual accounts under the Stock Purchase Plan) and is tendering all of such Shares.

     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING PARTICIPANT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED UNANIMOUSLY THE OFFER. HOWEVER, NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO PARTICIPANTS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR SHARES. EACH PARTICIPANT MUST MAKE THE DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES AND AT WHAT PRICE OR PRICES SHARES SHOULD BE TENDERED.

Sign Here:
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                                  SIGNATURE(S)

Names(s):
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                             (PLEASE PRINT NAME(S))

Address(es):
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                               (INCLUDE ZIP CODE)

Dated:           , 1998
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                           TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)

IMPORTANT: THIS STOCK PURCHASE PLAN PARTICIPANT'S DIRECTION FORM (OR A MANUALLY
           SIGNED FACSIMILE THEREOF) MUST BE RECEIVED BY BANKBOSTON AT OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, JUNE 15, 1998. PARTICIPANTS ARE ENCOURAGED TO RETURN A COMPLETED FORM W-9 WITH THEIR ELECTION FORM.

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